Exhibit 10.1

                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS

     THIS AGREEMENT (the "Agreement") is made as of December 31, 2003, by and among Availent Financial, Inc. a Delaware corporation (the "Buyer"), Broyd, Inc., a Texas corporation d/b/a First Texas Residential (the "Seller"), Caroline
D. Brown ("C. Brown") and Thomas P. Boyd ("Boyd") (C. Brown and Boyd are collectively referred to herein as the "Shareholders") (Seller, C. Brown and Boyd are collectively referred to herein as the "Seller Parties").

                              WI T N E S S E T H :

     WHEREAS, the Seller is in the business of providing mortgage finance marketing services in Texas and elsewhere in the United States (the "Business"), and

     WHEREAS, subject to the terms and conditions of this Agreement, the Seller desires to sell to Buyer and the Buyer desires to purchase from Seller substantially all of the assets of Seller relating to the Business (the "Purchase Transaction"), and

     WHEREAS, the terms Closing, Closing Date, and Effective Date, as used in this Agreement, shall have the definitions as set forth in this Agreement, and

     WHEREAS, the parties hereto have entered into this Agreement to set forth their agreements and understandings related to the Purchase Transaction.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Sale and Purchase of Tangible Assets. Except as set forth in Section 3, at the Closing, the Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase from Seller, all of the Seller's rights, title and interest in and to the following assets of the Business (together herein referred to as the "Tangible Assets"):

     a. Accounts Receivables. All of Seller's accounts receivable from clients or others which are billed or unbilled for periods on or prior to the Closing Date, and which are outstanding and not collected as of the close of business on the later of (i) the thirtieth (30th) day following the Closing Date, or (ii) the date the Promissory Note is paid in full.

     b. Litigation Receivables. The Seller's interest in any litigation or collection proceedings, collection efforts or other actions related to the collection of any past due, reserved or written-off litigation or collection proceedings accounts receivable outstanding as of the Closing Date.

     c. Security Deposits. Such security deposits, utility deposits and other similar deposits or pre-paid expenses held by companies or other entities as a condition of supplying any service, product, or other item related to or used by Seller in the conduct of the Business, as set forth on the Schedule of Security Deposits attached hereto as
          Exhibit 1-C.

     d. Other Receivables. Any and all other receivables of Seller under the terms of any and all notes, installment sales agreements, supply contracts, other debt instruments or other similar contracts or agreements related to the conduct of the Business by Seller, but excluding any receivables for services to be supplied subsequent to the Closing Date.

     e. Office Equipment, Computers, Furniture and Fixtures. All office equipment, computer equipment, computer software, furniture, fixtures, improvements, and other items owned by Seller and used in or related to the conduct of the Business, including but not limited to the property set forth on the Schedule of Office Equipment, Computers, Furniture and Fixtures attached hereto as Exhibit 1-E.

     f. Telephone Systems. All telephone equipment, systems and related software owned by Seller and used in or related to the conduct of the Business, including all local and (800) telephone numbers associated with the offices of Seller, including but not limited to the property set forth on the Schedule of Telephone Systems and Telephone Numbers attached hereto as Exhibit 1-F.

     g. Office Supplies and Miscellaneous Items. All inventory of office supplies, promotional materials, and other miscellaneous items owned by Seller and used in the conduct of the Business.

     h. Rebates. The Seller's rights to any discounts, rebates, premiums, or other payments from third parties earned prior to, but due on or after, the Closing Date.


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     i.   Other Tangible Assets. All other tangible assets and personal property owned by Seller and used in or relating to the conduct of the Business other than the Excluded Assets.

2. Sale and Purchase of Intangible Assets. Except as set forth in Section 3, at the Closing, the Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase from Seller, all of the Seller's rights, title and interest in and to the following intangible assets of the Business (together herein referred to as the "Intangible Assets") (the Tangible Assets and Intangible Assets are sometimes collectively referred to herein as the "Assets"):

     a. All client lists, correspondence, purchase orders, contracts, agreements and files related to the Business.

     b. All sales prospects lists, correspondence, notes of previous contacts and related files.

     c. Any mailing lists and related data base information concerning either current, past, or prospective clients of Seller.

     d. All lists of personnel and related files held by Seller for past or future use in providing mortgage finance marketing services to the clients of Seller.

     e. Current employee records, employment, non-compete or other agreements with current employees, either permanent or contract, and all other correspondence, performance reviews, and employee files for those corporate employees to be hired by the Buyer.

     f. Any designs, text, or concepts for promotional materials, including photographs or other graphics owned by Seller in its marketing and sales functions.

     g. The Seller's rights to and interest in any internet Web site including the site address, the site design and related software, related e-mail addresses, and any and all intellectual property or rights to such property associated with the development, operation, or functions of any Web site owned by Seller.

     h. All supplier and vendor lists, purchase orders, contracts, agreements, mortgage loan commitments, and files including the assignment of any distributor, dealer, or other supply agreements, extended payment agreements, or other such agreements or contracts, either written or verbal, between Seller and its suppliers and vendors which relate to its operation of the Business.

     i. Seller's interest in all other contracts, agreements, partnership agreements and interests, purchase orders, and understandings with clients, suppliers, vendors and others which relate to the conduct of the Business.

     j. Other books, records and files, or copies thereof, which are necessary for the future conduct of the Business as it is currently being conducted.

     k. Equipment operation and service manuals or other instructions related to any of the office equipment being purchased by Buyer as listed in paragraph 1.a above.

     l. Computer software and/or user licenses, including operation and service manuals and all computer data base information stored by or related to such software which may be assigned or transferred to the Buyer without the consent of any third party.

     m. Any occupational licenses, permits, or other government approvals issued to Seller which may be assigned or transferred to the Buyer.

     n. Any and all other licenses, permits, and agreements necessary to the conduct of the Business which can be assigned or transferred to the Buyer.

     o. Any and all documents related to know-how and/or trade secrets in connection with the conduct of the Business by Seller.

     p. Subject to the condition herein set forth at paragraph 16a herein, the names "Broyd, Inc.", and "First Texas Residential", and any and all other trade, assumed or fictitious names together with their related logos or other identifying marks used in the sale or promotion of Seller's services by Seller or which relate to the conduct of the Business.



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     q.   All other intangible assets which, together with the above, represent all intellectual property and all intangible assets owned by Seller and used in connection with or related to the conduct of the Business but specifically excluding the Excluded Assets, attorney/client communications and other similar information subject to attorney/client confidentiality rules.

3. Excluded Assets. Notwithstanding anything contained in paragraphs 1 and 2 hereof or in this Agreement to the contrary, the following assets of the Business are specifically excluded from the Purchase Transaction, the definitions herein of Tangible Assets, Intangible Assets or Assets, and are specifically not being sold by Seller to Buyer (such excluded assets are herein collectively referred to as the "Excluded Assets"):

     a. All of Seller's cash, cash equivalents and short term investments on hand, on deposit, or in transit as of the close of business on the Closing Date.

     b. All of Seller's accounts receivable from clients or others which are billed or unbilled for periods on or prior to the Closing Date, and which are collected by Seller as of the close of business on the later of (i) the thirtieth (30th) day following the Closing Date, or (ii) the date the Promissory Note is paid in full.

     c. The Seller's rights to refunds of all or any part of federal, state or local taxes.

     d. The corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller.

     e. The rights of Seller under this Agreement or under any other agreement entered into in connection with the transactions contemplated hereunder.

     f.   All insurance policies that relate to the Business.

     g. Any voting or other securities of or other interests in any corporation, partnership, limited liability company, joint venture or other entity.

     h. Other tangible assets not specifically listed in paragraph 1 above and in the related exhibits.

4.   Purchase Price, Warrants and Allocation.

     a. Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be Three Million Five Hundred Thousand Dollars ($3,500,000.00), plus (i) the earnout consideration, if any, owed to the Seller under the Contingency Payment Agreement and (ii) the Assumed Liabilities. The Purchase Price is payable by the Buyer as follows:

          i. Two Hundred Fifty Thousand Dollars ($250,000.00) in cash or other immediately available funds on the Closing Date;

          ii. A promissory note, in the form attached hereto as Exhibit 4-A2 (the "Promissory Note"), in the principal amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00); and

          iii. The Contingency Payment Agreement between the Buyer and Seller, in the form attached hereto as Exhibit 4-A3 and

     b. Common Stock Warrants. At Closing, the Buyer shall issue to Seller (the "Warrant Holder") warrants (the "Warrants") to purchase 2,275,000 shares in the aggregate (the "Shares") of the common stock, par value $0.50 per share, of the Buyer (the "Common Stock"), pursuant to which the Warrant Holder shall have the right to purchase all or any part of the Shares pursuant to the terms of the Warrants as set forth in
          Exhibit 4-B attached hereto. It is understood and agreed that the issuance of neither the Warrants nor the Shares shall have been registered under the Securities Act of 1933, as amended (the "Act"), and that the Warrant Holder shall agree to execute an investment letter, in the form which is made apart of Exhibit 4-B, prior to the issuance of the Shares. It is agreed that the Warrants shall terminate, and no longer be effective, if Seller terminates this Agreement pursuant to Section 6 of this Agreement.


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     c.   Allocation Reporting. Within 45 days following the Closing, the Buyer shall deliver to the Seller a schedule (the "Allocation Schedule"), allocating the Purchase Price among the Assets and the Non-Competition Agreements. The Allocation Schedule including the allocation of the Non-Competition Agreements shall be prepared in accordance with
          Section 1060 of the Code and the regulations thereunder. If within 15 days following delivery of the Allocation Schedule (or an amended Allocation Schedule) the Seller does not object in writing thereto, then the Buyer and the Seller each agree to file IRS Form 8594, and all federal, state, local and foreign tax returns, in accordance with the Allocation Schedule. If the Seller objects in writing to the computation within such 15 day period, then the Buyer and the Seller shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiations not result in an agreement within 20 days following the expiration of such 15 day period, then each party may allocate the Purchase Price in accordance with their own Allocation Schedule. The Buyer and the Seller each agree to provide the other promptly with any other information required to complete IRS Form 8594.

5.   Assumption of Certain Liabilities; UCC Search.

     a. Assumption of Certain Liabilities. Notwithstanding anything contained in this Agreement or in any Exhibit to the contrary, Buyer is not and shall not assume any liabilities of the Business or of the Seller, except for the following liabilities of the Seller pertaining solely to the operation of the Business after the Closing Date (the "Assumed Liabilities"):

          i. The obligations of the Seller and related payment requirements from and after the Closing Date under the unexpired facility leases for the "Branch Offices" and the "Seller Site" (as such terms are defined in paragraph 13.p hereof) as set forth on the Schedule of Lease Obligations attached hereto as Exhibit 5-A1.

          ii. The obligations of the Seller and related payment requirements from and after the Closing Date for the supply of utilities or other services related to the operation of the Branch Offices and the Seller Site as set forth on the Schedule of Occupancy Payables attached hereto as Exhibit 5-A2.

          iii. The obligations of the Seller and related payment requirements from and after the Closing Date under any equipment lease, lease/purchase or maintenance agreements for those items of office equipment to be purchased by Buyer as outlined in paragraph 1.a above, as set forth on the Schedule of Equipment Related Obligations attached hereto as Exhibit 5-A3.

     b. Liabilities Not Being Assumed. Notwithstanding anything contained in this Agreement or in any Exhibit to the contrary, Buyer does not assume any liability not described in paragraph 5.a hereof and in particular (by way of illustration and not limitation) does not assume any of the following liabilities, which liabilities will remain the obligations of Seller (such liabilities are herein collectively referred to as the "Excluded Liabilities"):

          i. Any and all trade payables outstanding, accrued to, or due as of the Closing Date.

          ii. Any and all accrued salaries, overtime pay, expenses and other employee compensation for both temporary and permanent employees of Seller payable up to the Closing Date unless otherwise assumed hereunder.

          iii. FICA, withholding, and other payroll related taxes payable up to the Closing Date for any and all periods prior to the Closing Date.

          iv. Sales tax obligations for any and all services rendered prior to the Closing Date.

          v. Other taxes, fees and assessments payable by Seller or accrued as of the Closing Date.

          vi. Audit or other similar adjustments, including any penalties or fines, related to FICA and other payroll taxes, sales taxes, retirement plan contributions, workers' compensation insurance and similar expenses subject to audits and adjustments for occurrences and time periods prior to the Closing Date.

          vii. Federal and state taxes on income earned by Seller prior to the Closing Date and accrued to or payable as of the Closing Date.

          viii. Revolving credit line obligations or other short term bank borrowings, long term bank loans or installment payment debts of Seller.

          ix.  Notes and other financial instruments payable by Seller.

          x. Any and all notes payable, advances, deferred compensation or other debts owed to Doug Brown ("D. Brown"), C. Brown, Boyd, or any other member of the family of each of such individuals or entities related to them or their family members, including any payments related to compensation, vacation pay, sick pay, fringe benefits, or reimbursable expenses related to the employment of, or services performed by, any of such individuals prior to the Closing Date.


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          xi.  Any and all other liabilities of Seller existing as of the
               Closing Date and not specifically listed as being assumed by Buyer in Section 5a.

          xii. Any contingent or unstated liabilities of Seller including, but not limited to, liabilities occurring as a result of legal actions, suits or other claims and resulting from actions or other occurrences which took place prior to the Closing Date.

     c. UCC Search. All Assets acquired by Buyer from Seller shall be free of any liens, claims, liabilities, charges, restrictions, royalties, fees or other encumbrances other than (i) liens for Taxes which are not due and payable as of the Closing Date and (ii) encumbrances which would not have a material adverse effect on the Business (collectively, the "Permitted Encumbrances"). No later than the Closing Date, the Seller shall secure written releases for the Assets acquired from the holder of any lien, security interest or other obligation of the Seller related to any lien, security interest or other encumbrance attaching to all or any category of the assets of Seller.

6. Default under the Promissory Note; Repurchase of Assets. (a) Notwithstanding anything to the contrary contained in this Agreement, as an inducement for the Seller Parties to enter into this Agreement, the Buyer agrees that the Seller Parties and D. Brown shall have the right and option to terminate this Agreement, the Promissory Note, the Contingent Payment Agreement, the Employment Agreements, the Non-Competition Agreements and the Warrants (and all agreements related thereto) and to unwind the transactions related thereto on the terms and conditions herein set forth:

     (i) Upon an event of default under the Promissory Note, the Seller Parties may, in their sole discretion, give notice to the Buyer of their intent to terminate their relationship with the Buyer, including this Agreement, the Promissory Note, the Contingent Payment Agreement, the Employment Agreements the Non-Competition Agreements and the Warrants (and all agreements related thereto). Such written notice shall specify the effective date of the termination (the "Termination Date");

     (ii) On the Termination Date, the Buyer agrees to sell the Assets purchased hereunder to the Seller for $1.00 and no other consideration. The Buyer will deliver to the Seller such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to be effective to vest in the Seller good and marketable title to the Assets of the Business being transferred to the Seller by Buyer, free and clear of all liens, charges, encumbrances and restrictions of any kind; and

     (iii) Upon receipt of the Assets by the Seller, the Promissory Note (and the related security instrument) shall be terminated and returned to the Buyer.

     (b) The Buyer acknowledges and agrees that if the Seller Parties elect to terminate their relationship with the Buyer as provided in subsection
          (a), (i) the Seller Parties shall be entitled to retain any and all portions of the Purchase Price paid by Buyer to Seller, including the Two Hundred Fifty Thousand Dollars ($250,000.00) in cash consideration paid by Buyer to the Seller as part of the Purchase Price, and the $100,000.00 paid to Seller if Buyer elects to extend the maturity date under the Promissory Note, (ii) the Seller Parties and D. Brown will not be subject to any employment agreements, noncompetition agreements or nonsolicitation agreements after the Termination Date and will be free to compete against the Buyer and to solicit and hire Seller's former employees as if the transaction had never occurred, and (iii) the Buyer waives all claims and causes of action with respect to (i) the $250,000.00 paid at Closing or (ii) the $100,000.00 if Buyer elects to extend the maturity date under the Promissory Note. The Buyer acknowledges and agrees that the Buyer's commitment to pay the Promissory Note was a material inducement to and a material part of the consideration for the consummation of this Agreement by the Seller Parties. The Buyer further acknowledges and agrees that in the event of a default under the Promissory Note, it would be difficult to calculate the precise amount of damages, and for that reason the parties have determined that any and all amounts paid to Seller as part of the Purchase Price will be appropriate liquidated damages for such actions.

     (c) The seeking or obtaining by the Seller Parties of such termination under this Section 6 shall not foreclose or in any way limit the right of the Seller Parties to obtain a money judgment against the Buyer for any damage to the Seller Parties that may result from any breach by the Buyer of any provision of this Agreement, other than the non-payment of the Promissory Note.

     (d)  In the event of any conflict between (i) the provisions of this
          Section 6, and (ii) the provisions of any other Section of this Agreement, the provisions of this Section 6 shall govern.

7. Non-Competition Agreements. On the date that the Promissory Note is payable in full, each of the Seller, D. Brown (in his individual capacity), C. Brown (in her individual capacity) and Boyd (in his individual capacity), shall each execute and deliver to Buyer, non-competition agreements (collectively, the "Non-Competition Agreements"), substantially in the form agreed to by the parties and consistent with the non-competition agreements set forth in the Employment Agreements.


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8.   Employment Agreements. At Closing, Buyer shall enter into employment agreements (the "Employment Agreements") with D. Brown and Boyd, substantially in the form attached hereto as Exhibit 8.

9. Option to Hire Employees; Existing Employee Agreements. It is the intention, but not the obligation, of the Buyer to hire as its employees substantially all of the employees, both contract and permanent, of Seller. The employment of all such employees as might be hired by Buyer will be terminable by Buyer at will. The Seller, D. Brown, C. Brown and Boyd will each use commercially reasonable efforts to assist Buyer in any hiring effort and to assist Buyer in retaining such employees in their current positions, and the Seller will assign to the Buyer any employment and non-competition agreements that Seller possesses, whether pertaining to current or previous employees. Nothing in this Agreement will vest in any employee of Seller, either contract or permanent (other than D. Brown and Boyd with respect to their employment agreements with Buyer), or in any other party, any rights whatsoever as a third party beneficiary to this Agreement.

10. Effective Date. The effective date for the transactions contemplated under this Agreement shall be at 11:59 p.m. on December 31, 2003 (the "Closing Date" or "Effective Date"). The transactions contemplated to be taken on the Closing Date are herein referred to as the "Closing."

11.  Instruments of Conveyance and Transfer. At the Closing:

     a. The Seller will deliver to the Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to be effective to vest in the Buyer good and marketable title to the Assets of the Business being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind, except for the Permitted Encumbrances and the Assumed Liabilities.

     b. Simultaneously with such delivery, the Seller will use all reasonable efforts to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     c.   The Buyer shall deliver to Seller the cash portion of the Purchase
          Price.

     d.   The Buyer shall deliver the Promissory Note to the Seller.

     e. The Buyer shall deliver a Security Agreement in favor of Seller with respect to the Promissory Note.

     f. Both the Buyer and the Seller shall take such other action as is contemplated by this Agreement to be taken to consummate the Purchase Transaction.

12. Sales and Transfer Taxes/Fees. All applicable sales, transfer, use, filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein shall be borne by the Seller.

13. Representations and Warranties Pertaining to the Seller. As a material inducement to the Buyer to execute and perform its obligations under this Agreement, the Seller Parties hereby jointly and severally represent and warrant to the Buyer as follows:

     a. Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. Seller shall deliver at Closing a Certificate of Good Standing from its state of incorporation, which Certificate shall be attached hereto as Exhibit 13-A to this Agreement. The names of all holders of the ownership interests in Seller, and the percentage of ownership interest held in each, are as follows:

Name of Entity                  Name of Holder          Ownership Percentage
--------------                  --------------          --------------------

Broyd, Inc.                     Caroline D. Brown              50%
                                Thomas P. Boyd                 50%

     b. Litigation. Except for the legal actions (the "Pending Litigation") disclosed on the Schedule of Pending Litigation attached hereto as
          Exhibit 13-B, there are no actions, suits or proceedings affecting the Assets which are pending or, to the knowledge of the Seller Parties, threatened against Seller or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign. Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality. Buyer is specifically not assuming any of Seller's liability obligations under the Pending Litigation or any other pending or threatened litigation pertaining to the operation of the Business prior to the Closing Date, and the Seller Parties shall remain fully liable for all of such liability obligations.


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     c.   Compliance with Laws and other Instruments. The execution and delivery of, and performance and compliance with, this Agreement will not result in the violation of or be in conflict with or constitute a default under any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation or result in the creation of any mortgage, lien, encumbrance or charge upon any of the Assets pursuant to any such term or provision other than Permitted Encumbrances.

     d. Corporate Acts and Proceedings. The sale and transfer of the Assets by the Seller, as provided for in this Agreement, have been approved and consented to by the Board of Directors of Seller, and all actions required by the laws of the state of incorporation of Seller by the shareholders of Seller with regard to the Purchase Transaction have been appropriately authorized and accomplished. This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by Seller and, assuming this Agreement and the agreements contemplated hereby constitute the valid and binding obligation of Buyer, will constitute valid and binding obligations of Seller enforceable against Seller in accordance with each agreement's terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     e.   Title to Assets; Quality of Tangible Assets.

          (i) Seller has good and marketable title to all of the Assets being sold to Buyer pursuant to this Agreement.

          (ii) ALL OF THE ASSETS CONVEYED HEREBY ARE CONVEYED "AS IS", "WHERE IS" AND "WITH ALL FAULTS", EXCEPT AS SPECIFICALLY SET OUT HEREIN. THE SELLER PARTIES MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED, IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, CONDITION, USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSETS, EXCEPT AS SPECIFICALLY SET OUT HEREIN. THE BUYER AGREES, BY ITS EXECUTION HEREOF, THAT THERE ARE NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET OUT HEREIN, AND THE BUYER DOES FURTHER AGREE THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE SELLER PARTIES WITH RESPECT TO THE FITNESS OF THE ASSETS FOR ANY PURPOSE INTENDED BY THE BUYER, AND THAT THE BUYER HAS EXAMINED AND IS FAMILIAR WITH THE ASSETS AND IS BUYING THE ASSETS "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AND WITHOUT ANY EXPRESSED OR IMPLIED WARRANTIES OF ANY KIND, EXCEPT AS SPECIFICALLY SET OUT HEREIN, INCLUDING, BUT NOT LIMITED TO, WARRANTIES RELATED TO MATERIALS, WORKMANSHIP, MERCHANTABILITY, CONDITION, USE, OR FITNESS FOR ANY PARTICULAR PURPOSE, AND THE SELLER PARTIES HEREBY DISCLAIM ANY SUCH WARRANTIES.

         (iii) THE BUYER REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT IT HAS THOROUGHLY INSPECTED THE ASSETS AND HAS CONCLUDED THAT IT IS FULLY SATISFIED WITH THE CONDITION OF THE ASSETS.

     f. No Default. To the knowledge of the Seller Parties, Seller is not in default in any material respect under any of the contracts, agreements, leases, documents or other commitments disclosed on an Exhibit hereto to which it is a party or otherwise bound.

     g. Brokers. Neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby for which Buyer shall have any liability or responsibility.

     h. Employment Contracts; Employees. Except as disclosed on Exhibit A13-H, there are no written contracts of employment between Seller and any employee of the Business.

     i. Employee Benefit Plans. Except as disclosed on Exhibit 13-I, the Seller has no pension, bonus, profit-sharing or retirement plans for employees of the Business, nor is Seller required to contribute to any such plan.

     j. Insurance. The policy coverage information with respect to the Assets set forth on the Schedule of Insurance Policies, attached hereto as
          Exhibit 13-J is accurate and complete.

     k. Tax Matters. All tax and information returns required to have been filed by the Seller with the United States of America, have been duly filed and each such return in all material respects reflects the income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities and all other information required to be reported thereon. The Seller has paid, or made provision for payment, of all income, franchise, business, property, sales, use, value-added, withholding, payroll, excise, capital and other taxes shown to be due and payable on said returns, and all penalties, assessments or deficiencies of every nature and description.

     l. Financial Statements. The Seller has provided Buyer with Seller's unaudited financial statements for the twelve months ended December 2001 and 2002, and the nine (9) months ended September 30, 2003 (collectively, the "Financial Statements"). The Financial Statements reflect in all material respects the assets, liabilities, revenues and profits of Seller, subject to normal year end adjustments and any other adjustments described therein.

     m. Operating Results. During the three (3) year period ended December 31, 2003, (i) Seller participated in the funding of loans in the average amount of $360,000,000.00 per annum, and (ii) no more than thirty percent (30%) of such loans involved rate and term refinancing of existing mortgages.

     n. Absence of Certain Changes. Other than those events, adjustments and changes specifically identified in the Exhibits to this Agreement, since November 1, 2003, there has occurred no event or development which has had a materially adverse effect on the Assets or the Business.

     o. Undisclosed Liabilities. The Seller has no liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities disclosed on the Financial Statements; and (b) liabilities which were incurred after December 1, 2003, and were incurred in the ordinary course of operation of the Business.

     p. Real Estate. Seller operates the Business from several leased branch offices in the metropolitan area of Houston, Texas (collectively, the "Branch Offices") and maintains its headquarters and administrative offices in a leased facility located at 141905 Southwest Freeway, Suite 201, Sugar Land, Texas 77478 (the "Seller Site").

     q. Warranties. Except as set forth in Exhibit 13-Q, no service delivered by the Seller is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of service set forth in Seller's standard form of service agreements.

     r. Disclosure. No representation or warranty by the Seller Parties, in this Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller Parties have knowledge or notice required to make the statements herein or therein contained not misleading.

     s. No Other Representations. Except as and to the extent set forth in this Agreement, Seller Parties make no representations or warranties whatsoever to the Buyer or any of its Affiliates or representatives and hereby disclaim all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to the Buyer (including without limitation any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of Seller or any Affiliate thereof). Seller Parties make no representations or warranties to the Buyer regarding the probable success or profitability of the Business or the Acquired Assets.

14. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

     a. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement, and is registered or qualified to do business in all jurisdictions where the nature of its business requires such registration or qualification, except where failure to be so qualified could not have a material adverse affect on its business. Buyer shall deliver at Closing a Certificate of Good Standing from the State of Delaware, which Certificate shall be Exhibit 14-A to this Agreement.

     b. Litigation. There are no actions, suits or proceedings which are pending or, to Buyer's knowledge, threatened against Buyer which would prohibit Buyer from carrying out its obligations to Seller under this Agreement, nor is Buyer or any of its officers or directors aware of any facts which to it or their knowledge might reasonably be expected to result in any such action, suit or proceeding.

     c. Compliance with Laws and other Instruments. The execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation.

     d. Corporate Acts and Proceedings. The transactions contemplated to be entered into by Buyer pursuant to this Agreement have been approved and consented to by its Board of Directors, and all action required by any applicable law by the shareholders of the Buyer, if any, with regard to such transactions, have been appropriately authorized and accomplished. This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the agreements contemplated hereby constitute the valid and binding obligation of Seller, will constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with each agreement's terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     e. Capitalization. (a) The authorized capital stock of the Buyer consists of 100,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock.

          (b)  At the close of business on December 31, 2003:

               (i) 22,654,381 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

               (ii) 121 shares of Common Stock were held in the treasury of the
                    Buyer;

              (iii) 5,350,000 shares of Common Stock were issuable upon
                    exercise of outstanding options granted under the stock option plans of the Buyer;

               (iv) 1,450,000 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants;

               (v) 7,000,000 shares of Preferred Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights;

               (vi) 7,000,000 shares of Common Stock are reserved for issuance upon the conversion of the outstanding Preferred Stock of the Buyer; and

               (vii) 2,275,000 shares of Common Stock will be reserved for issuance upon exercise of the Warrants.

          (c) Except as set forth in subsection (b), there are no options, warrants, calls, rights or agreements to which the Buyer is a party or by which it is bound obligating the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Buyer or obligating the Buyer to grant, extend or enter into any such option, warrant, call, right or agreement, and there are no outstanding contractual rights to which the Buyer is a party the value of which is based on the value of the shares of Common Stock.

          (d) The Buyer does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Buyer on any matter.

     f. Valid Issuance. The Warrants, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free of any liens or encumbrances and, based in part upon the representations of each Warrant Holder in the investment letter, will be issued in compliance with all applicable state and federal securities laws. The Shares have been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable, free of any liens or encumbrances created by the Buyer. The sale of the Warrants and the Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or satisfied.

     g. SEC Documents and Other Reports. None of the documents (including proxy statements) filed by Buyer with the Securities and Exchange Commission (the "SEC") since October 3, 2002 (the "Buyer SEC Documents") contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of the Buyer included in the Buyer SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all respects the financial position of the Buyer as at the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Buyer SEC Documents or as required by GAAP, the Buyer has not, since September 30, 2003, made any change in the accounting practices or policies applied in the preparation of financial statements.

     h. Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Documents filed with the SEC prior to the date of this Agreement, since September 30, 2003, (a) the Buyer has not incurred any material liability or obligation (indirect, direct or contingent) that is not in the ordinary course of business, and (b) there has not been any changes in the amount or terms of the indebtedness of the Buyer from that described in the Buyer SEC Documents filed prior to the date hereof.



     i. Brokers. The Buyer has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby for which any of the Seller Parties shall have any liability or responsibility.

     j. Board Approval. The Board of Directors of the Buyer has approved the terms and conditions of the Purchase Transaction, and has authorized and empowered the Buyer to consummate the Purchase Transaction.

     k. Due Diligence. Buyer hereby acknowledges and affirms that the Buyer has completed its own independent investigation, analysis and evaluation of the Business and the Assets, that it has made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise) and prospects of the Business and the Assets as it has deemed necessary or appropriate, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely on its own independent investigation, analysis, and evaluation of the Business and the Assets and the representations made by Seller in Section 13 of this Agreement.

     l. Knowledge. Buyer has no knowledge of any fact which results in any representation or warranty of Seller in Section 13 being breached. If after the date of this Agreement but before ten (10) business days prior to the Closing Date, the Buyer obtains knowledge of any fact which results in any such representation or warranty being breached, the Buyer will as soon as reasonably practicable but in no event later than ten (10) business days before the Closing Date provide notice thereof to Seller. If the Buyer obtains knowledge of any such fact during the period between ten (10) business days prior to the Closing Date and the Closing Date, the Buyer will immediately provide notice thereof to the Seller. If the Buyer fails to provide any such notice to Seller, such fact shall not be considered a breach of such representation or warranty by Seller.

15.  Intentionally Deleted

16.  Covenants.

     a. Use of Names. On the date that the Promissory Note is paid in full, the Seller shall take action to transfer to Buyer the right to use the names "Broyd, Inc."; and "First Texas Residential", and any and all other trade, assumed or fictitious names together with their related logos or other identifying marks used in the sale or promotion of the services of Seller, or which relate to the conduct of the Business.

     b. Name Change Amendment. Within one (1) month from the date the Promissory Note is paid in full, the Seller agrees to change its corporate name to a name which does not contain any words that would result in confusion with the corporate and/or fictitious names to be used by the Buyer after the Closing Date, and shall file a name change amendment, within such time period after the Closing Date, with the appropriate agency or agencies of the state of incorporation of each Seller entity, as amendments to the Articles of Incorporation of each such entity.

     c. Audits. Within ninety (90) days from the Closing Date, Seller and Buyer shall undertake to have the financial statements of Seller audited, for a period of three (3) years ending as of December 31, 2003, subject to the conditions that (i) the auditing firm to perform such audits shall be an independent public accounting firm which is permitted, by the rules and regulations of the Securities and Exchange Commission, to conduct audits pursuant to the Act and the Exchange Act of 1934, as amended, and shall be a firm that is reasonably acceptable to Buyer, (ii) Seller Parties shall cooperate with such auditors in connection with the conduct of such audits, and (iii) Buyer shall be obligated to pay for the reasonable fees and expenses of the auditing firm conducting such audits.

     d.   Third Party Consents and Approvals.

          (i) Each party to this Agreement shall use all commercially reasonable efforts to obtain all authorizations, consents, orders, and approvals of, and to give all notices to and make all filings with, all governmental entities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations under this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders, and approvals, giving such notices, and making such filings.

          (ii) Buyer will use its best efforts (at its cost) to assist Seller in obtaining any consents of third parties necessary or advisable in connection with the transactions contemplated by this Agreement, including providing to such third parties such financial statements and other available financial information with respect to Buyer as such third parties may reasonably request.

         (iii) If the transfer of any contract, permit, or other Asset to Buyer hereunder shall require the consent of any party thereto other than Seller which has not been obtained as of the Closing Date, then this Agreement shall not constitute an agreement to assign the same, and such item shall not be assigned to or assumed by Buyer, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder. In such case, Seller and Buyer shall cooperate and each shall use commercially reasonable efforts to obtain such consents to the extent required of such other parties and, if and when any such consents are obtained, to transfer the applicable contract, permit or other Asset.

     e. Access to Books and Records. From and after the Closing, the Buyer shall provide the Seller, its shareholders, affiliates, agents and assigns with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Seller delivered to the Buyer in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby or for financial reporting and accounting matters. Buyer shall not for a period of seven years following the Closing Date, destroy, alter, or otherwise dispose of (or permit any such destruction, alteration or disposal of) any of the books and records of any delivered by Buyer in connection with the Purchase Transaction without first offering to surrender to the Seller such books and records or any portion thereof which the Buyer may intend to destroy, alter, or dispose of.

     f. No Liens. Without the prior written consent of Seller Parties, prior to the Promissory Note being paid in full, no Buyer Party shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of the Assets, except for liens in favor of Seller Parties.

17. Closing Deliveries by Buyer. At or prior to the Closing Date, Seller shall deliver the following to Buyer:

     a. Governmental Approvals. All governmental approvals required to consummate the Purchase Transaction.

     b. Non-Competition Agreements. The Seller, D. Brown, C. Brown and Boyd shall each have entered into the Non-Competition Agreements substantially in the forms attached hereto as Exhibit 6.

     c. Employment Agreement. D. Brown and Boyd shall have entered into the Employment Agreement substantially in the form attached hereto as
          Exhibit 7.

18. Conditions Precedent to Closing by Seller. At or prior to the Closing Date, Buyer shall deliver the following to Seller:

     a. Governmental Approvals. All governmental approvals required to consummate the Purchase Transaction.

     b. Non-Competition Agreements. The Seller, D. Brown, C. Brown and Boyd shall each have entered into the Non-Competition Agreements substantially in the forms attached hereto as Exhibit 6.

     c. Employment Agreement. Buyer shall have entered into the Employment Agreement with D. Brown and Boyd, substantially in the form attached hereto as Exhibit 7.

     d. Promissory Note. Buyer shall deliver an executed copy of the Promissory Note to Seller.

19.  Survival of Representations, Warranties and Indemnification Obligations.

     a. Seller Parties. The representations, warranties and indemnification obligations of the Seller Parties contained and made pursuant to this Agreement shall survive the execution of this Agreement for a period of two (2) years from the Closing Date, except that any indemnification claims of Buyer against Seller for unpaid tax liability for the operation of the Business on or before the Closing Date shall survive the execution of this Agreement for the applicable statute of limitations period.

     b. Buyer. The representations, warranties and indemnification obligations of Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement for a period of two (2) years from the Closing Date, except that any indemnification claims of the Warrant Holders against Seller relating to the issuance of the Warrants and Shares shall survive the execution of this Agreement.

20.  Indemnification; Remedies.

     a. Indemnification by Seller. Subject to the limitations set forth in this Section 20, the Seller Parties (each an "Indemnifying Party") shall and do hereby agree, jointly and severally, to indemnify and hold harmless, during that period described in paragraph 19 hereof, Buyer and its directors, officers, employees, agents and assigns (each an "Indemnified Party"), as to and against any Damages (as hereinafter defined) resulting from: (i) any inaccurate representation made by Seller in or under this Agreement, (ii) any breach of any warranties made by Seller in or under this Agreement, (iii) any breach or default in the performance by Seller of any of the covenants to be performed by Seller in or under this Agreement, and (iv) any Damages relating to the operation of the Business on or before the Closing Date (unless such Damages pertain to the Assumed Liabilities).

     b.   Indemnification by Buyer. Subject to the limitations set forth in this
          Section 20, Buyer ("Indemnifying Party") shall and hereby agrees to indemnify and hold harmless, during that period described in paragraph 19 hereof, each of the Seller, C. Brown, D. Brown and Boyd and their respective directors, officers, employees, agents and assigns, as appropriate (each an "Indemnified Party"), as to and against any Damages resulting from: (i) any inaccurate representation made by Buyer in or under this Agreement, (ii) any breach of any warranties made by Buyer in or under this Agreement, (iii) any breach or default in the performance by Buyer of any of the covenants or other agreements to be performed by Buyer in or under this Agreement or contemplated hereby, (iv) non-payment when due of any of the Assumed Liabilities, and (v) any Damages relating to the operation of the Business following the Closing Date (unless such Damages pertain to a liability in existence as of the Closing Date which is not being specifically assumed by Buyer hereunder).

     c. Definition of Damages. The term "Damages" as used herein, shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, penalties and damages, including reasonable counsel fees actually incurred in investigating or in attempting to avoid the same or oppose the imposition thereof. Notwithstanding any other provision of this Agreement, Damages shall not include incidental, consequential, or punitive damages (whether arising in tort, contract or otherwise, including the negligence or gross negligence of either or both parties and whether or not foreseeable).

     d. Limitations. Notwithstanding any other provision of this Agreement, none of the parties to this Agreement shall be liable for any Damages contemplated by this Section 20 unless and until the aggregate claims exceed $50,000 (the "Basket"), whereupon such Indemnifying Party shall be liable for and shall indemnify such Indemnified Party from and against all Damages in excess of the Basket; provided, however, that any Damages related to (i) unpaid tax liabilities by Seller and (ii) the issuance of the Warrants and Shares by Buyer, in either case, shall not be subject to the Basket. Notwithstanding any other provision of this Agreement, in no event shall the Damages under this Agreement or any other exhibit or agreement contemplated hereunder exceed an aggregate amount equal to the amount actually paid to Seller under and pursuant to this Agreement plus such additional amount as shall equal the amount paid to Seller pursuant to the Contingency Payment Agreement.

     e. Remedies. Promptly after receipt by an Indemnified Party of notice of any Damage to which the indemnification provisions of this Agreement would apply, such Indemnified Party shall give written notice thereof to the Indemnifying Party, but the omission to so notify the Indemnifying Party promptly will not relieve the Indemnifying Party from any liability except to the extent that the Indemnifying Party shall have been prejudiced as a result of the failure or delay in receiving such notice. Such notice shall state the information then available regarding the amount and the nature of the Damage and shall specify the provision or provisions under this Agreement under which the liability or obligation is asserted. If within twenty (20) days after receiving such notice any of the Indemnifying Party gives written notice to such Indemnified Party stating that: (a) it would be liable under the provisions hereof for indemnity in the amount of such Damage if such Damage was successful, and (b) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of the Buyer which consent shall not be unreasonably withheld) and the Indemnifying Party shall assume the defense with respect to such claim, liability or expense at the Indemnifying Party's expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Indemnifying Party shall relate solely to the Damage that is subject or potentially subject to indemnification. The Indemnifying Party shall have the right, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld and such Indemnified Party shall cooperate with Indemnifying Party in connection therewith, to settle all indemnifiable matters related to the claims by third parties that are susceptible to being settled provided its obligation to indemnify such Indemnified Party therefor will be fully satisfied. As reasonably requested by such Indemnified Party, the Indemnifying Party shall keep such Indemnified Party apprised of the status of the Damage and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party with all documents and information that such Indemnified Party shall reasonably request and shall consult with such Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and such Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party, provided, however, that the separate counsel selected by such Indemnified Party shall be approved by the Indemnifying Party, which approval shall not be unreasonably withheld. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. Provided however, before settling such Indemnified Party shall first use reasonable efforts to obtain the consent to that settlement from the Indemnifying Party, which consent shall not be unreasonably withheld. After using reasonable efforts without success such Indemnified Party may settle without the consent of the Indemnifying Party without any prejudice to its claim for indemnity. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, then such Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

     f. Exclusive Rights and Remedies. Except as provided in Section 6, the provision of this Section 20 shall be the exclusive basis of the parties to this Agreement for (i) any breach of a representation or warranty herein, (ii) any failure of a party to comply with any obligation, covenant, agreement or condition herein or (iii) any other claim, action, demand, loss, cost, expense, liability, penalty, or other damage relating to or arising out of the transactions contemplated by this Agreement.

     g. Reduction of Indemnified Amounts. Notwithstanding any provision of this Section 20 to the contrary, Damage owed by an Indemnifying Party to an Indemnified Party shall be reduced by the amount of any mitigating recovery an Indemnified Party shall have received with respect thereto from any recovered by the Indemnified Party under any insurance policies, without regard to whether the Indemnified Party or another person paid the premiums therefor. If such a recovery is received by an Indemnified Party after it receives payment or other credit under this Agreement with respect to Indemnified Amounts, then a refund equal to the aggregate amount of such recovery shall be made promptly to the Indemnifying Party.

     h. Set-off. Subject to Section 20d and Section 20i, upon written notice to the Seller specifying in reasonable detail its justification therefor, the Buyer shall have the right to set off the Damage under
          Section 20a, against any amount at anytime payable to Seller under or pursuant to this Agreement or the Contingent Payment Agreement, before seeking reimbursement from the Seller. If the Seller gives written notice to the Buyer of a dispute over the proposed set-off, the procedures of Section 20i shall apply. Notwithstanding anything to the contrary contained herein, the Buyer shall not be entitled to set-off any Damages against the Promissory Note

     i. Escrow. If there exists a bona fide dispute at the time any payment is due under this Agreement regarding a claim by a Buyer Indemnified Party under Section 20a or with respect to the right of Buyer to offset under Section 20h against amounts due under or pursuant to this Agreement or the Contingent Payment Agreement, the parties agree that at such time Buyer shall deposit the portion of such amount due and payable under or pursuant to this Agreement and/or the Contingent Payment Agreement, as the case may be, equal to the amount in dispute into a mutually acceptable interest-bearing escrow account ("Escrow Account") pending resolution of such dispute. Interest on the Escrow Account shall accrue for the benefit of the party to whom the Escrow Account proceeds are released upon resolution of such dispute; provided, that if the Escrow Account proceeds are released to more than one party, the interest shall be prorated among the parties based on the amounts released to the parties. To the extent of resolution of the dispute in favor of the Buyer Indemnified Parties, the Buyer shall be entitled to exercise its right of set-off in the manner provided in
          Section 20h of this Agreement against the proceeds in the Escrow Account. Immediately after resolution of the dispute, the Escrow Agent shall release and deliver to the Seller as payment under this Agreement and/or the Contingent Payment Agreement, as the case may be, all of the remaining Escrow Account proceeds.

21. Prepaid Items; Deposits; Etc. All prepaid rent and utility deposits and similar items paid by or owing to the Seller by any person, shall be considered to be part of the Assets and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

22. Expenses. Except as otherwise stated herein, each of the parties shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby or in preparation thereof.

23. Amendment and Waiver. This Agreement may be amended or modified at any time and in all respects, or any provisions may be waived by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

24. Assignment; No Third-Party Beneficiaries. Neither this Agreement nor any right created hereby shall be assignable by the Seller Parties or the Buyer without the prior written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.


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

25. Notices. All notices, payments, demands and requests from one party to the another, made pursuant to this Agreement or the transactions contemplated hereunder, shall be in written form and shall be deemed duly given if personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express or other recognized next-day business couriers, or by fax and followed by hard copy, at the following addresses:

                  Buyer at:              Availent Financial, Inc.
                                                         2720 Stemmons Freeway
                                         South Tower.
                                         Suite 600
                                                          Dallas, Texas 75207
                                         Attention:  President
                                         pmcgeeney@availentfinancial.com

                  copies to:             Marshal W. Dooley
                                         Dooley & Rucker, P.C.
                                         4245 North Central Expressway No. 220
                                         Dallas, Texas 75205
                                         mwd@dooleyrucker.com


                  Seller at:             Broyd, Inc.
                                         141905 Southwest Freeway, Suite 201
                                         Sugar Land, Texas 77478
                                         Attention:  Thomas P. Boyd

                  and to:                Locke Liddell & Sapp LLP
                                         3400 JPMorgan Chase Tower, 600 Travis
                                         Houston, Texas 77002
                                         Attention: Joseph A. Perillo
                                         jperillo@lockeliddell.com

     Notice shall be effective (i) if by registered or certified mail, or overnight next-day business couriers, three (3) days after deposit in the U.S. mail or with such courier, (ii) if by fax, upon confirmation of successful transmission of such notice, (iii) if by personal delivery, upon such delivery, and (iv) if by any other permitted means, upon receipt. In the event that any of the named parties desire to receive notice at another address, it shall be their responsibility to notify all of the other parties, in writing, of the new address.

26. Choice of Law and Venue. It is the intention of the parties that the laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice or conflict of law provision or rule. Any action involving or relating to this Agreement shall be brought in any Federal or state court sitting in Harris County, Texas, and the parties hereto agree to the exclusive jurisdiction of such court.

27. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

28. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

29. Gender. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

30. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.


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

31. Integrated Agreement; Exhibits. This Agreement constitutes the entire agreement between the parties hereto, supercedes any prior understandings, agreements or representations of the parties and there are no agreements, understandings, restrictions, warranties, or representations between the parties, written or oral, other than those set forth herein or herein provided for. All of the Exhibits referenced in this Agreement are incorporated into this Agreement by such reference thereto and made a part hereof.

32. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

33. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

34.  Execution. This Agreement shall be executed by each of the Buyer, D. Brown,
     C. Brown and Boyd to evidence the consent of such parties to the terms and conditions of this Agreement which are applicable to them.


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                           [SIGNATURE PAGE TO FOLLOW]











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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 31st day of December, 2003.



                                     AVAILENT FINANCIAL, INC.

                                     By: /s/ Patrick A. McGeeney
                                         ---------------------------------------
                                             Patrick A. McGeeney, Chairman/CEO



                                     BROYD, INC.


                                     By: /s/ Thomas P. Boyd
                                         ---------------------------------------
                                             Thomas P. Boyd, President


                                         /s/ Doug Brown
                                         ---------------------------------------
                                             Doug Brown


                                         /s/ Caroline D. Brown
                                         ---------------------------------------
                                             Caroline D. Brown


                                         /s/ Thomas P. Boyd
                                             Thomas P. Boyd




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